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Exhibit 10.10

FIRST AMENDMENT TO
COASTAL BANKING COMPANY, INC.
STOCK WARRANT AGREEMENT

        THIS AMENDMENT (the "Amendment") to that certain Stock Warrant Agreement (the "Original Warrant") dated                        between the undersigned and Coastal Banking Company, Inc. (the "Company") is made and entered into effective as of the    day of                        , 2005. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Original Warrant.

WITNESSETH:

        WHEREAS, the Warrant Holder and the Company previously entered into the Original Warrant;

        WHEREAS, the Warrant Holder and the Company desire to enter into this Amendment to amend the terms and conditions of the Original Warrant;

        WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the "Merger Agreement") between the Company and First Capital Bank Holding Corporation ("First Capital") and the parties hereto would like to amend the Original Warrant prior to the consummation of the transactions contemplated by the Merger Agreement;

        NOW, THEREFORE, for and in consideration of the mutual promises, obligations and agreements contained herein and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment, intending to be and being legally bound do hereby agree as follows:

        1.    Amendments to Original Warrant.

          (a)   Section 2 of the Original Warrant is deleted in its entirety and replaced with the following:

    "If, prior to the exercise of Warrants hereunder, the Company (i) declares, makes or issues, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable on the Shares in shares of its capital stock, (ii) subdivides the outstanding Shares, (iii) combines the outstanding Shares, (iv) issues any shares of its capital stock by reclassification of the Shares or capital reorganization (including any such reclassification or reorganization in connection with a consolidation or merger or and sale of all or substantially all of the Company's assets to any person), then the Exercise Price, and the number and kind of shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification, reorganization, consideration, merger or sale."

          (b)   Section 6(a) of the Original Warrant is deleted in its entirety and replaced with the following:

    "Warrant Holder shall exercise all of Warrant Holder's then exercisable Warrants within 120 days of the date that is the later of the date that (i) Warrant Holder ceases to serve the Company as an executive officer, employee, or director, or (ii) Warrant Holder ceases to serve the Bank as an executive officer, employee, or director. Notwithstanding the above, in the event the Warrant Holder ceases to serve the Company or the Bank because of death or a disability, then the Company shall have the right to extend the Warrant Holder's right to exercise the Warrants for any period through the Expiration Date."

        2.    Effective Date.    This Amendment shall be effective on and as of the date of the merger of First Capital into the Company pursuant to the Merger Agreement.

        3.    No Other Amendments.    Except as the Original Warrant is modified hereby, the terms, conditions, and covenants of the Original Warrant shall remain in full force and effect.

        4.    Miscellaneous.    This Amendment shall be governed by the laws of the State of South Carolina without regard to its conflict of law principles. Facsimile signatures shall be deemed originals. This Amendment may be executed in counterparts, all of which shall be deemed to be a part of the same Amendment.

[signatures appear on following page]

SIGNATURE PAGE TO
FIRST AMENDMENT TO
COASTAL BANKING COMPANY, INC.
STOCK WARRANT AGREEMENT

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first above written.

Company:
Coastal Banking Company, Inc.
By:
Name:
Title:
Warrant Holder:
Name:

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FIRST AMENDMENT TO COASTAL BANKING COMPANY, INC. STOCK WARRANT AGREEMENT
WITNESSETH
SIGNATURE PAGE TO FIRST AMENDMENT TO COASTAL BANKING COMPANY, INC. STOCK WARRANT AGREEMENT